Penske Automotive Group, Inc. 2555 Telegraph Road Bloomfield Hills, MI 48302-0954

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS RECORD RESULTS

BLOOMFIELD HILLS, MI, February 10, 2021 – Penske Automotive Group, Inc. (NYSE:PAG), a diversified international transportation services company, today announced fourth quarter and full year 2020 results. For the three months ended December 31, 2020, the company reported a 97% increase in income from continuing operations attributable to common shareholders to $200.1 million, and a 99% increase in related earnings per share to $2.49. This compares to income from continuing operations attributable to common shareholders of $101.6 million, or $1.25 per share in the prior year. Fourth quarter income from continuing operations and related earnings per share include a net benefit of $0.2 million, related to a gain on dealership sales, partially offset by a loss on debt extinguishment and U.S. and foreign tax legislation changes. Excluding this net benefit, adjusted income from continuing operations increased 96.8% to $199.9 million, and related earnings per share increased 99.2% to $2.49. Foreign exchange

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positively impacted earnings per share by $0.02. Revenue was $5.8 billion compared to $5.9 billion in the same period last year.

Commenting on the company’s results, Chairman Roger Penske said, “I am very pleased to report 97% earnings growth for the fourth quarter. Our results were driven by same-store retail automotive margin expansion, growth in our commercial truck dealership profitability, and continued strong performance from Penske Transportation Solutions. Coupled with the benefit from expense reductions, adjusted selling, general, and administrative expenses as a percentage of gross profit declined 800 basis-points. Additionally, in 2020 our business generated $708 million in earnings before taxes, an all-time record. Our strong cash flow during the year provided us with the opportunity to paydown $670 million of non-vehicle long-term debt and reduce our debt to total capitalization to 34% from 46%.”

For the twelve months ended December 31, 2020, the company reported income from continuing operations attributable to common shareholders of $543.2 million, or $6.74 per share, compared to $435.5 million, or $5.28 per share in the prior year. Foreign exchange positively impacted earnings per share by $0.03. Revenue was $20.4 billion compared to $23.2 billion in the same period last year. For the twelve months ended December 31, 2020, income from continuing operations and related earnings per share include a net benefit of $8.3 million, or $0.10 per share, from an income tax benefit related to various U.S. and foreign tax legislation changes and a gain on dealership sales, partially offset by a loss on debt extinguishment. Excluding this net benefit, adjusted income from continuing operations increased 22.8% to $534.9 million, and related earnings per share increased 25.8% to $6.64.

Operational Highlights – Fourth Quarter 2020

●	Retail automotive same-store revenue increased 0.6%
●	Retail automotive same-store gross profit increased 5.7%
●	Retail automotive earnings before taxes increased 126.5%
●	Retail automotive same-store variable gross profit per unit retailed increased 24.5%
●	Total gross margin increased 80 basis points to 15.5%
●	Adjusted SG&A expenses declined $46.6 million and SG&A as a percentage of gross profit declined 800 basis points to 71.1%

Long-Term Debt

During 2020, we reduced our long-term debt by $670 million. We repaid in full, at scheduled maturity, our $300 million 3.75% senior subordinated notes and redeemed our $300 million 5.375% senior subordinated notes due in 2024. We also redeemed our $550 million 5.75% senior subordinated notes due 2022 with the proceeds of the newly issued $550 million in aggregate principal amount 3.50% senior subordinated notes due 2025. We expect the payoff and refinancing of these notes will generate

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annualized interest expense savings of approximately $27 million. As of December 31, 2020, non-vehicle long-term debt to total capitalization was reduced to 34% from 46% at the end of the prior year.

Used Vehicle SuperCenters

Penske Automotive Group opened a greenfield used vehicle SuperCenter site in Nottingham, U.K. during the fourth quarter and now operates seventeen Used Vehicle SuperCenters. For the three months ended December 31, 2020, same-store variable gross profit per unit retailed increased 20.4% to $2,351. Retail unit sales decreased by 22.6% to 11,923 while revenue decreased by 16.4% to $244.7 million largely as a result of COVID-related government-mandated closures in the U.K. For the twelve months ended December 31, 2020, SuperCenter retail unit sales decreased by 25.0% to 53,207 and revenue decreased by 17.0% to $1.0 billion.

Retail Commercial Truck Dealerships

Penske Automotive Group operates twenty-five medium and heavy-duty truck dealership locations in the U.S. and Canada offering primarily Freightliner and Western Star brands. For the three months ended December 31, 2020, earnings before taxes were $26.5 million compared to $21.0 million in the same period last year. During the quarter, total units retailed increased 16.0%, including a 1% increase in new units and a 106% increase in used units. For the twelve months ended December 31, 2020, earnings before taxes were $78.2 million compared to $86.5 million in the same period last year.

Penske Transportation Solutions

Penske Transportation Solutions (“PTS”) is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services and is an integral part of the North American supply chain, providing supply chain and transportation services to its customers. The company has a 28.9% ownership interest in the PTS partnership and accounts for its ownership interest using the equity method of accounting. In addition to equity income, the company receives cash distributions and may recognize cash tax benefits from time to time. For the three and twelve months ended December 31, 2020, the company recorded $56.5 million and $164.5 million in earnings compared to $36.4 million and $142.4 million for the same period last year. The 55.2% increase in the fourth quarter was principally driven by improved operating results in full-service leasing and logistics and a reduction in operating expenses.

Growth and Expansion

Currently, we are constructing new franchised dealerships and have identified acquisition targets which are expected to add $600 million in estimated annualized revenue. Specifically, in January, we opened our second Porsche dealership in the Washington D.C. market that is expected to generate $50 million in annualized revenue. We also have an Audi dealership under construction in Southern California

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and a Honda dealership under construction in Texas. Both are expected to open by the end of the year and collectively generate approximately $100 million in annualized revenue.

During the fourth quarter we opened one used vehicle SuperCenter in Nottingham, U.K. As we look out across the next three years, our goal is to grow the used SuperCenter operations from 17 locations to 40 by the end of 2023. We expect our used SuperCenters operations will generate at least 150,000 in unit sales and $2.5 to $3.0 billion in total revenue, more than doubling the size of the existing business while generating earnings before taxes of approximately $100 million.

Dividend and Share Repurchases

On January 26, 2021, we announced an increase in the quarterly dividend to $0.43 per share, payable on March 1, 2021 to shareholders of record as of February 10, 2021.

For the twelve months ended December 31, 2020, the company repurchased 1,027,736 shares for $34.4 million. Approximately $170.6 million remains available to repurchase shares under the company’s existing share repurchase authorization.

Conference Call

Penske Automotive Group will host a conference call discussing financial results relating to the fourth quarter of 2020 on Wednesday, February 10, 2021, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (866) 394-1455 – [International, please dial (516) 575-8644] using access code 8644058. The call will also be simultaneously broadcast over the Internet through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the fourth quarter 2020 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States, the United Kingdom, Canada, and Western Europe and distributes commercial vehicles, diesel engines, gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG is a member of the Fortune 500 and Russell 1000 and 3000 indexes and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the company’s website at www.penskeautomotive.com.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations, adjusted earnings per share, earnings before interest, taxes,

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depreciation, amortization (“EBITDA”), adjusted earnings before interest, taxes, depreciation, and amortization, and adjusted selling, general, and administrative expenses. The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s liquidity, and assessment of business conditions in light of the COVID-19 pandemic. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: the duration, severity and resolution of the COVID-19 pandemic, government mandated restrictions on our business in light of COVID-19 or otherwise, economic conditions generally, conditions in the credit markets, changes in interest rates and foreign currency exchange rates, changes in tariff rates, new rules in place after the recent Brexit accord between the European Union and the U.K. could slow parts originating in the U.K. or Europe for distribution to our dealerships, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to limited vehicle availability due to the COVID-19 pandemic, the shortage of automotive semiconductor chips, natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions, and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10-K for the year ended December 31, 2019, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

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Inquiries should contact:

J.D. Carlson	Anthony R. Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2810	248-648-2540
jcarlson@penskeautomotive.com	tpordon@penskeautomotive.com

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Statements of Income

(Amounts In Millions, Except Per Share Data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	Change	2020	2019	Change
Revenue	$5,812.1	$5,881.4	(1.2)%	$20,443.9	$23,179.4	(11.8)%
Cost of Sales	4,913.7	5,014.9	(2.0)%	17,259.4	19,723.9	(12.5)%
Gross Profit	$898.4	$866.5	3.7%	$3,184.5	$3,455.5	(7.8)%
SG&A Expenses	625.8	685.1	(8.7)%	2,364.5	2,693.2	(12.2)%
Depreciation	30.1	28.6	5.2%	115.5	109.6	5.4%
Operating Income	$242.5	$152.8	58.7%	$704.5	$652.7	7.9%
Floor Plan Interest Expense	(8.9)	(20.3)	(56.2)%	(46.3)	(84.5)	(45.2)%
Other Interest Expense	(28.7)	(31.0)	(7.4)%	(119.6)	(124.2)	(3.7)%
Equity in Earnings of Affiliates	58.4	37.9	54.1%	169.0	147.5	14.6%
Income from Continuing Operations Before Income Taxes	$263.3	$139.4	88.9%	$707.6	$591.5	19.6%
Income Taxes	(62.0)	(38.1)	62.7%	(162.7)	(156.7)	3.8%
Income from Continuing Operations	$201.3	$101.3	98.7%	$544.9	$434.8	25.3%
Income from Discontinued Operations, net of tax	0.1	—	nm	0.4	0.3	nm
Net Income	$201.4	$101.3	98.8%	$545.3	$435.1	25.3%
Less: Income (Loss) Attributable to Non-Controlling Interests	1.2	(0.3)	nm	1.7	(0.7)	nm
Net Income Attributable to Common Shareholders	$200.2	$101.6	97.0%	$543.6	$435.8	24.7%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$201.3	$101.3	98.7%	$544.9	$434.8	25.3%
Less: Income (Loss) Attributable to Non-Controlling Interests	1.2	(0.3)	nm	1.7	(0.7)	nm
Income from Continuing Operations, net of tax	$200.1	$101.6	96.9%	$543.2	$435.5	24.7%
Income from Discontinued Operations, net of tax	0.1	—	nm	0.4	0.3	nm
Net Income Attributable to Common Shareholders	$200.2	$101.6	97.0%	$543.6	$435.8	24.7%
Income from Continuing Operations Per Share	$2.49	$1.25	99.2%	$6.74	$5.28	27.7%
Income Per Share	$2.49	$1.25	99.2%	$6.74	$5.28	27.7%
Weighted Average Shares Outstanding	80.4	81.1	(0.9)%	80.6	82.5	(2.3)%

nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Balance Sheets

(Amounts In Millions)

(Unaudited)

	December 31,	December 31,
	2020	2019
Assets:
Cash and Cash Equivalents	$49.5	$28.1
Accounts Receivable, Net	806.9	960.3
Inventories	3,425.6	4,260.7
Other Current Assets	126.8	85.0
Total Current Assets	4,408.8	5,334.1
Property and Equipment, Net	2,404.4	2,366.4
Operating Lease Right-of-Use Assets	2,416.5	2,360.5
Intangibles	2,491.8	2,463.2
Other Long-Term Assets	1,525.7	1,418.5
Total Assets	$13,247.2	$13,942.7

Liabilities and Equity:
Floor Plan Notes Payable	$1,780.5	$2,412.5
Floor Plan Notes Payable – Non-Trade	1,363.8	1,594.0
Accounts Payable	675.4	638.8
Accrued Expenses and Other Current Liabilities	767.2	701.9
Current Portion Long-Term Debt	87.5	103.3
Liabilities Held for Sale	0.5	0.5
Total Current Liabilities	4,674.9	5,451.0
Long-Term Debt	1,602.1	2,257.0
Long-Term Operating Lease Liabilities	2,350.3	2,301.2
Other Long-Term Liabilities	1,293.8	1,121.9
Total Liabilities	9,921.1	11,131.1
Equity	3,326.1	2,811.6
Total Liabilities and Equity	$13,247.2	$13,942.7

Supplemental Balance Sheet Information
New vehicle days' supply	50	71
Used vehicle days' supply	48	52

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Statements of Cash Flow

Amounts in Millions

(Unaudited)

	Twelve Months Ended
	December 31,
	2020	2019
Operating Activities:
Net cash provided by continuing operating activities	1,201.5	518.3
Investing Activities:
Purchase of equipment and improvements	(185.9)	(245.3)
Proceeds from sale of dealerships	40.6	22.8
Proceeds from sale-leaseback transactions	—	18.9
Proceeds from sale of equipment and improvements	19.8	8.6
Acquisitions net, including repayment of sellers’ floor plan notes payable of $0 and $138.5, respectively	—	(326.9)
Other	(11.0)	(10.8)
Net cash used in continuing investing activities	(136.5)	(532.7)
Financing Activities:
Proceeds from borrowings under U.S. credit agreement revolving credit line	1,797.0	1,808.0
Repayments under U.S. credit agreement revolving credit line	(1,734.0)	(1,793.0)
Issuance of 3.50% senior subordinated notes	550.0	—
Repayment of 3.75% senior subordinated notes	(300.0)	—
Repayment of 5.375% senior subordinated notes	(300.0)	—
Repayment of 5.75% senior subordinated notes	(550.0)	—
Net (repayments) borrowings of other long-term debt	(144.4)	115.4
Net (repayments) borrowings of floor plan notes payable — non-trade	(230.2)	177.5
Payments for contingent consideration	(31.6)	—
Repurchases of common stock	(29.4)	(169.2)
Dividends	(68.1)	(130.8)
Payment of debt issuance costs	(8.1)	(0.4)
Other	(5.1)	(4.9)
Net cash (used in) provided by continuing financing activities	(1,053.9)	2.6
Net cash provided by discontinued operations	0.3	0.3
Effect of exchange rate changes on cash and cash equivalents	10.0	0.2
Net change in cash and cash equivalents	21.4	(11.3)
Cash and cash equivalents, beginning of period	28.1	39.4
Cash and cash equivalents, end of period	$49.5	$28.1
Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$168.5	$204.9
Income taxes	17.9	92.4
Non cash activities:
Contingent consideration	$—	10.6

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Operations

Selected Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Geographic Revenue Mix:
North America	61.3%	62.4%	60.3%	59.3%
U.K.	29.9%	29.3%	31.0%	32.6%
Other International	8.8%	8.3%	8.7%	8.1%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$5,100.7	$5,162.7	$17,928.8	$20,615.8
Retail Commercial Trucks	579.4	599.1	2,060.9	2,050.5
Commercial Vehicles Australia/Power Systems and Other	132.0	119.6	454.2	513.1
Total	$5,812.1	$5,881.4	$20,443.9	$23,179.4

Gross Profit: (Amounts in Millions)
Retail Automotive	$787.2	$755.1	$2,781.3	$3,038.9
Retail Commercial Trucks	78.8	78.3	280.9	277.8
Commercial Vehicles Australia/Power Systems and Other	32.4	33.1	122.3	138.8
Total	$898.4	$866.5	$3,184.5	$3,455.5

Gross Margin:
Retail Automotive	15.4%	14.6%	15.5%	14.7%
Retail Commercial Trucks	13.6%	13.1%	13.6%	13.5%
Commercial Vehicles Australia/Power Systems and Other	24.5%	27.7%	26.9%	27.1%
Total	15.5%	14.7%	15.6%	14.9%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2020	2019	2020	2019
Operating Items as a Percentage of Revenue:
Gross Profit	15.5%	14.7%	15.6%	14.9%
Selling, General and Administrative Expenses	10.8%	11.6%	11.6%	11.6%
Operating Income	4.2%	2.6%	3.4%	2.8%
Income from Continuing Operations Before Income Taxes	4.5%	2.4%	3.5%	2.6%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	69.7%	79.1%	74.3%	77.9%
Operating Income	27.0%	17.6%	22.1%	18.9%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Amounts in Millions)	2020	2019	2020	2019

EBITDA (1)	$322.1	$199.0	$942.7	$825.3
Floorplan Credits	$11.8	$9.9	$39.1	$37.2
Rent Expense	$58.7	$58.6	$231.8	$232.0
Stock Repurchases	$—	$—	$34.4	$174.1

(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations

Selected Data – Revenue and Gross Profit Mix

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	24%	24%	23%	23%
Audi	12%	12%	12%	12%
Mercedes-Benz	10%	10%	10%	10%
Land Rover / Jaguar	9%	8%	9%	9%
Porsche	8%	7%	7%	6%
Ferrari / Maserati	3%	3%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	2%	2%	2%
Total Premium	73%	71%	71%	70%
Volume Non-U.S.:
Toyota	11%	10%	11%	10%
Honda	5%	6%	6%	6%
Volkswagen	2%	3%	2%	4%
Nissan	1%	1%	1%	1%
Others	2%	2%	2%	2%
Total Volume Non-U.S.	21%	22%	22%	23%
U.S.:
General Motors / Chrysler / Ford	1%	1%	1%	1%
Stand-Alone Used	5%	6%	6%	6%
Total	100%	100%	100%	100%

Retail Automotive Geographic Revenue Mix:
U.S.	58%	60%	57%	57%
U.K.	34%	33%	36%	37%
Other International	8%	7%	7%	6%
Total	100%	100%	100%	100%

Retail Automotive Geographic Gross Profit Mix:
U.S.	62%	63%	63%	61%
U.K.	31%	31%	32%	33%
Other International	7%	6%	5%	6%
Total	100%	100%	100%	100%

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	Change		2020	2019	Change
Retail Automotive Units:
New Retail	52,041	55,974	(7.0)%		178,437	222,704	(19.9)%
Used Retail	57,013	65,284	(12.7)%		233,469	284,190	(17.8)%
Total	109,054	121,258	(10.1)%		411,906	506,894	(18.7)%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,480.7	$2,445.4	1.4%		$8,080.5	$9,329.5	(13.4)%
Used Vehicles	1,674.9	1,712.0	(2.2)%		6,414.7	7,241.2	(11.4)%
Finance and Insurance, Net	160.5	160.6	(0.1)%		576.3	652.1	(11.6)%
Service and Parts	503.4	541.9	(7.1)%		1,883.7	2,195.9	(14.2)%
Fleet and Wholesale	281.2	302.8	(7.1)%		973.6	1,197.1	(18.7)%
Total Revenue	$5,100.7	$5,162.7	(1.2)%		$17,928.8	$20,615.8	(13.0)%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$215.2	$183.9	17.0%		$652.8	$695.6	(6.2)%
Used Vehicles	104.0	81.9	27.0%		388.9	366.1	6.2%
Finance and Insurance, Net	160.5	160.6	(0.1)%		576.3	652.1	(11.6)%
Service and Parts	300.4	324.4	(7.4)%		1,127.4	1,305.8	(13.7)%
Fleet and Wholesale	7.1	4.3	65.1%		35.9	19.3	86.0%
Total Gross Profit	$787.2	$755.1	4.3%		$2,781.3	$3,038.9	(8.5)%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles	$47,669	$43,689	9.1%		$45,285	$41,892	8.1%
Used Vehicles	29,380	26,224	12.0%		27,476	25,480	7.8%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles	$4,136	$3,286	25.9%		$3,659	$3,124	17.1%
Used Vehicles	1,823	1,255	45.3%		1,666	1,288	29.3%
Finance and Insurance	1,470	1,324	11.0%		1,399	1,287	8.7%

Retail Automotive Gross Margin:
New Vehicles	8.7%	7.5%	+120	bps	8.1%	7.5%	60	bps
Used Vehicles	6.2%	4.8%	+140	bps	6.1%	5.1%	+100	bps
Service and Parts	59.7%	59.9%	(20)	bps	59.9%	59.5%	40	bps
Fleet and Wholesale	2.5%	1.4%	+110	bps	3.7%	1.6%	+210	bps
Total Gross Margin	15.4%	14.6%	80	bps	15.5%	14.7%	80	bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	48.6%	47.4%	+120	bps	45.1%	45.3%	(20)	bps
Used Vehicles	32.8%	33.2%	(40)	bps	35.8%	35.1%	70	bps
Finance and Insurance, Net	3.1%	3.1%	---	bps	3.2%	3.2%	---	bps
Service and Parts	9.9%	10.5%	(60)	bps	10.5%	10.7%	(20)	bps
Fleet and Wholesale	5.6%	5.8%	(20)	bps	5.4%	5.7%	(30)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	27.3%	24.4%	+290	bps	23.5%	22.9%	60	bps
Used Vehicles	13.2%	10.8%	+240	bps	14.0%	12.0%	+200	bps
Finance and Insurance, Net	20.4%	21.3%	(90)	bps	20.7%	21.5%	(80)	bps
Service and Parts	38.2%	43.0%	(480)	bps	40.5%	43.0%	(250)	bps
Fleet and Wholesale	0.9%	0.5%	40	bps	1.3%	0.6%	70	bps
Total	100.0%	100.0%			100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations Same-Store

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	Change		2020	2019	Change
Retail Automotive Same-Store Units:
New Retail	51,751	54,257	(4.6)%		176,153	212,848	(17.2)%
Used Retail	55,901	63,538	(12.0)%		226,920	273,732	(17.1)%
Total	107,652	117,795	(8.6)%		403,073	486,580	(17.2)%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,471.8	$2,388.0	3.5%		$8,007.2	$9,013.4	(11.2)%
Used Vehicles	1,655.3	1,673.5	(1.1)%		6,289.4	7,015.2	(10.3)%
Finance and Insurance, Net	158.7	157.4	0.8%		566.1	634.0	(10.7)%
Service and Parts	501.2	530.8	(5.6)%		1,867.4	2,134.3	(12.5)%
Fleet and Wholesale	279.1	285.0	(2.1)%		953.2	1,148.3	(17.0)%
Total Revenue	$5,066.1	$5,034.7	0.6%		$17,683.3	$19,945.2	(11.3)%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$214.7	$180.8	18.8%		$648.7	$676.2	(4.1)%
Used Vehicles	103.2	80.8	27.7%		382.4	359.8	6.3%
Finance and Insurance, Net	158.7	157.4	0.8%		566.1	634.0	(10.7)%
Service and Parts	299.0	317.1	(5.7)%		1,115.7	1,266.3	(11.9)%
Fleet and Wholesale	7.4	4.6	60.9%		35.1	20.0	75.5%
Total Gross Profit	$783.0	$740.7	5.7%		$2,748.0	$2,956.3	(7.0)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$47,764	$44,012	8.5%		$45,456	$42,347	7.3%
Used Vehicles	29,611	26,339	12.4%		27,716	25,628	8.1%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$4,150	$3,332	24.5%		$3,683	$3,177	15.9%
Used Vehicles	1,847	1,272	45.2%		1,685	1,314	28.2%
Finance and Insurance	1,475	1,336	10.4%		1,404	1,303	7.8%

Retail Automotive Same-Store Gross Margin:
New Vehicles	8.7%	7.6%	+110	bps	8.1%	7.5%	60	bps
Used Vehicles	6.2%	4.8%	+140	bps	6.1%	5.1%	+100	bps
Service and Parts	59.7%	59.7%	---	bps	59.7%	59.3%	40	bps
Fleet and Wholesale	2.7%	1.6%	+110	bps	3.7%	1.7%	+200	bps
Total Gross Margin	15.5%	14.7%	80	bps	15.5%	14.8%	70	bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	48.8%	47.4%	+140	bps	45.3%	45.2%	10	bps
Used Vehicles	32.7%	33.2%	(50)	bps	35.6%	35.2%	40	bps
Finance and Insurance, Net	3.1%	3.1%	---	bps	3.2%	3.2%	---	bps
Service and Parts	9.9%	10.5%	(60)	bps	10.6%	10.7%	(10)	bps
Fleet and Wholesale	5.5%	5.8%	(30)	bps	5.3%	5.7%	(40)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	27.4%	24.4%	+300	bps	23.6%	22.9%	70	bps
Used Vehicles	13.2%	10.9%	+230	bps	13.9%	12.2%	+170	bps
Finance and Insurance, Net	20.3%	21.3%	(100)	bps	20.6%	21.4%	(80)	bps
Service and Parts	38.2%	42.8%	(460)	bps	40.6%	42.8%	(220)	bps
Fleet and Wholesale	0.9%	0.6%	30	bps	1.3%	0.7%	60	bps
Total	100.0%	100.0%			100.0%	100.0%

13

PENSKE AUTOMOTIVE GROUP, INC.

Retail Commercial Truck Operations

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	Change		2020	2019	Change
Retail Commercial Truck Units:
New Retail	3,254	3,209	1.4%		11,324	11,897	(4.8)%
Used Retail	1,071	519	106.4%		3,826	1,954	95.8%
Total	4,325	3,728	16.0%		15,150	13,851	9.4%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$385.5	$367.6	4.9%		$1,315.9	$1,347.2	(2.3)%
Used Vehicles	58.8	29.2	101.4%		194.2	117.0	66.0%
Finance and Insurance, Net	4.0	3.4	17.6%		14.5	12.4	16.9%
Service and Parts	120.0	162.6	(26.2)%		478.1	503.3	(5.0)%
Wholesale and Other	11.1	36.3	(69.4)%		58.2	70.6	(17.6)%
Total Revenue	$579.4	$599.1	(3.3)%		$2,060.9	$2,050.5	0.5%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$16.0	$17.6	(9.1)%		$50.4	$61.4	(17.9)%
Used Vehicles	4.9	0.3	nm	%	0.4	9.2	(95.7)%
Finance and Insurance, Net	4.0	3.4	17.6%		14.5	12.4	16.9%
Service and Parts	51.9	53.8	(3.5)%		207.3	182.4	13.7%
Wholesale and Other	2.0	3.2	(37.5)%		8.3	12.4	(33.1)%
Total Gross Profit	$78.8	$78.3	0.6%		$280.9	$277.8	1.1%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$118,471	$114,573	3.4%		$116,201	$113,239	2.6%
Used Vehicles	54,878	56,041	(2.1)%		50,747	59,865	(15.2)%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$4,911	$5,505	(10.8)%		$4,451	$5,164	(13.8)%
Used Vehicles	4,578	546	738.5%		97	4,706	(97.9)%
Finance and Insurance	925	917	0.9%		959	896	7.0%

Retail Commercial Truck Gross Margin:
New Vehicles	4.2%	4.8%	(60)	bps	3.8%	4.6%	(80)	bps
Used Vehicles	8.3%	1.0%	+730	bps	0.2%	7.9%	(770)	bps
Service and Parts	43.3%	33.1%	1,020	bps	43.4%	36.2%	+720	bps
Total Gross Margin	13.6%	13.1%	50	bps	13.6%	13.5%	10	bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	66.5%	61.4%	+510	bps	63.9%	65.7%	(180)	bps
Used Vehicles	10.1%	4.9%	+520	bps	9.4%	5.7%	+370	bps
Finance and Insurance, Net	0.7%	0.6%	10	bps	0.7%	0.6%	10	bps
Service and Parts	20.7%	27.1%	(640)	bps	23.2%	24.5%	(130)	bps
Wholesale and Other	2.0%	6.0%	(400)	bps	2.8%	3.5%	(70)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	20.3%	22.5%	(220)	bps	17.9%	22.1%	(420)	bps
Used Vehicles	6.2%	0.4%	+580	bps	0.1%	3.3%	(320)	bps
Finance and Insurance, Net	5.1%	4.3%	80	bps	5.2%	4.5%	70	bps
Service and Parts	65.9%	68.7%	(280)	bps	73.8%	65.7%	+810	bps
Wholesale and Other	2.5%	4.1%	(160)	bps	3.0%	4.4%	(140)	bps
Total	100.0%	100.0%			100.0%	100.0%

14

PENSKE AUTOMOTIVE GROUP, INC.

Retail Commercial Truck Operations Same-Store

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020	2019	Change		2020	2019	Change
Retail Commercial Truck Same-Store Units:
New Retail	3,254	3,209	1.4%		7,577	8,415	(10.0)%
Used Retail	1,071	519	106.4%		2,530	1,644	53.9%
Total	4,325	3,728	16.0%		10,107	10,059	0.5%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$385.5	$367.6	4.9%		$885.9	$934.3	(5.2)%
Used Vehicles	58.8	29.2	101.4%		129.7	97.8	32.6%
Finance and Insurance, Net	4.0	3.4	17.6%		10.9	10.7	1.9%
Service and Parts	120.0	162.6	(26.2)%		335.4	371.9	(9.8)%
Wholesale and Other	11.1	36.3	(69.4)%		25.7	21.0	22.4%
Total Revenue	$579.4	$599.1	(3.3)%		$1,387.6	$1,435.7	(3.4)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$16.0	$17.6	(9.1)%		$34.2	$40.1	(14.7)%
Used Vehicles	4.9	0.3	nm	%	5.2	7.9	(34.2)%
Finance and Insurance, Net	4.0	3.4	17.6%		10.9	10.7	1.9%
Service and Parts	51.9	53.8	(3.5)%		135.9	146.8	(7.4)%
Wholesale and Other	2.0	3.2	(37.5)%		14.9	12.0	24.2%
Total Gross Profit	$78.8	$78.3	0.6%		$201.1	$217.5	(7.5)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$118,471	$114,573	3.4%		$116,915	$111,024	5.3%
Used Vehicles	54,878	56,041	(2.1)%		51,279	59,510	(13.8)%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$4,911	$5,505	(10.8)%		$4,513	$4,762	(5.2)%
Used Vehicles	4,578	546	738.5%		2,073	4,836	(57.1)%
Finance and Insurance	925	917	0.9%		1,075	1,068	0.7%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	4.2%	4.8%	(60)	bps	3.9%	4.3%	(40)	bps
Used Vehicles	8.3%	1.0%	+730	bps	4.0%	8.1%	(410)	bps
Service and Parts	43.3%	33.1%	1,020	bps	40.5%	39.5%	+100	bps
Total Gross Margin	13.6%	13.1%	50	bps	14.5%	15.1%	(60)	bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	66.5%	61.4%	+510	bps	63.8%	65.1%	(130)	bps
Used Vehicles	10.1%	4.9%	+520	bps	9.3%	6.8%	+250	bps
Finance and Insurance, Net	0.7%	0.6%	10	bps	0.8%	0.7%	10	bps
Service and Parts	20.7%	27.1%	(640)	bps	24.2%	25.9%	(170)	bps
Wholesale and Other	2.0%	6.0%	(400)	bps	1.9%	1.5%	40	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	20.3%	22.5%	(220)	bps	17.0%	18.4%	(140)	bps
Used Vehicles	6.2%	0.4%	+580	bps	2.6%	3.6%	(100)	bps
Finance and Insurance, Net	5.1%	4.3%	80	bps	5.4%	4.9%	50	bps
Service and Parts	65.9%	68.7%	(280)	bps	67.6%	67.5%	10	bps
Wholesale and Other	2.5%	4.1%	(160)	bps	7.4%	5.6%	+180	bps
Total	100.0%	100.0%			100.0%	100.0%

15

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations

(Unaudited)

The following tables reconcile reported income from continuing operations and earnings per share to adjusted income from continuing operations and adjusted earnings per share for the three and twelve months ended December 31, 2020, and 2019:

Income from Continuing Operations:

	Three Months Ended				Twelve Months Ended
(Amounts in Millions)	December 31,				December 31,
	2020		2019	% Change	2020	2019	% Change
Income from Continuing Operations	$200.1		$101.6	96.9%	$543.2	$435.5	24.7%
U.S. and foreign tax legislation changes	4.0		—	nm	(11.4)	—	nm
Net gain on dealership sales (2)	(9.4)		—	nm	(3.3)	—	nm
Loss on debt extinguishment (3)	5.1		—	nm	6.4	—	nm
Adjusted Income from Continuing Operations	$199.9	(1)	$101.6	96.8%	$534.9	$435.5	22.8%

Earnings Per Share:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020		2019	% Change	2020	2019	% Change
Earnings Per Share from Continuing Operations	$2.49		$1.25	99.2%	$6.74	$5.28	27.7%
U.S. and foreign tax legislation changes	0.05		—	nm	(0.14)	—	nm
Net gain on dealership sales (2)	(0.12)		—	nm	(0.04)	—	nm
Loss on debt extinguishment (3)	0.06		—	nm	0.08	—	nm
Adjusted Earnings Per Share from Continuing Operations	$2.49	(1)	$1.25	99.2%	$6.64	$5.28	25.8%

(1)	May not sum due to rounding.
(2)	Relates to the net gain on the sale of various dealerships in the U.S. and U.K.
(3)	Relates to a net loss on the extinguishment of our $550 million in aggregate principal amount of 5.75% senior subordinated notes due 2022 and our $300 million 5.375% senior subordinated notes due 2024.

The following tables reconcile reported selling, general and administrative expenses (“SG&A”) and SG&A to gross profit to adjusted SG&A and adjusted SG&A to gross profit for the three and twelve months ended December 31, 2020, and 2019:

	Three Months Ended
	December 31,		2020 vs. 2019
(Amounts in Millions)	2020	2019	Change		% Change
Selling, General & Administrative Expenses	$625.8	$685.1	$(59.3)		(8.7)%
Add: Net gain on dealership sales (2)	12.7	—	12.7		nm
Adjusted Selling, General & Administrative Expenses	$638.5	$685.1	$(46.6)		(6.8)%
Selling, General and Administrative Expenses to Gross Profit	69.7%	79.1%	(940)	bps	nm
Adjusted Selling, General & Administrative Expenses to Gross Profit	71.1%	79.1%	(800)	bps	nm

	Twelve Months Ended
	December 31,		2020 vs. 2019
(Amounts in Millions)	2020	2019	Change		% Change
Selling, General & Administrative Expenses	$2,364.5	$2,693.2	$(328.7)		(12.2)%
Add: Net gain on dealership sales (2)	5.2	—	5.2		nm
Adjusted Selling, General & Administrative Expenses	$2,369.7	$2,693.2	$(323.5)		(12.0)%
Selling, General and Administrative Expenses to Gross Profit	74.3%	77.9%	(360)	bps	nm
Adjusted Selling, General & Administrative Expenses to Gross Profit	74.4%	77.9%	(350)	bps	nm

16

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations

(Unaudited)

The following tables reconcile reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and twelve months ended December 31, 2020, and 2019:

	Three Months Ended
	December 31,		2020 vs. 2019
(Amounts in Millions)	2020	2019	Change	% Change

Net Income	$201.4	$101.3	$100.1	98.8%
Add: Depreciation	30.1	28.6	1.5	5.2%
Other Interest Expense	28.7	31.0	(2.3)	(7.4)%
Income Taxes	62.0	38.1	23.9	62.7%
Income from Discontinued Operations, net of tax	(0.1)	—	(0.1)	nm
EBITDA	$322.1	$199.0	$123.1	61.9%
Less: Net gain on dealership sales	(9.4)	—	(9.4)	nm
Add: Loss on debt extinguishment	5.1	—	5.1	nm
Adjusted EBITDA	$317.8	$199.0	$118.8	59.7%

	Twelve Months Ended
	December 31,		2020 vs. 2019
(Amounts in Millions)	2020	2019	Change	% Change

Net Income	$545.3	$435.1	$110.2	25.3%
Add: Depreciation	115.5	109.6	5.9	5.4%
Other Interest Expense	119.6	124.2	(4.6)	(3.7)%
Income Taxes	162.7	156.7	6.0	3.8%
Income from Discontinued Operations, net of tax	(0.4)	(0.3)	(0.1)	nm
EBITDA	$942.7	$825.3	$117.4	14.2%
Less: Net gain on dealership sales	(3.3)	—	(3.3)	nm
Add: Loss on debt extinguishment	6.4	—	6.4	nm
Adjusted EBITDA	$945.8	$825.3	$120.5	14.6%

nm – not meaningful

17